SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                   -----------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           CFW COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


        VIRGINIA                                         54-1443350
-----------------------------                 ---------------------------------
(State of incorporation                       (IRS employer identification no.)
    or organization)

If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and                 12(g) of the Exchange Act and
is effective pursuant to                      is effective pursuant to
General Instruction A.(c),                    General Instruction A.(d),
please check the following                    please check the following
box. [X]                                      box.


              P. O. Box 1990
          Waynesboro, Virginia                                22980
----------------------------------------           ---------------------------
(Address of principal executive offices)                   (zip  code)

Securities Act registration statement file number to which this form relates: _____________
        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                      ----

Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Stock
                       ----------------------------------
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

         On July 11, 2000, CFW Communications Company (the "Company") amended its Rights Agreement, dated as of February 26, 2000, between the Company and Registrar & Transfer Company, as Rights Agent. A copy of Amendment No. 1 to the Rights Agreement is included as Exhibit 4.1 to this registration statement and incorporated herein by reference.

Item 2.           Exhibits.
                  ---------
         The following exhibits are filed as a part hereof:

          4.1 Amendment No. 1, dated July 11, 2000, to the Rights Agreement, dated as of February 26, 2000, between the Company and Registrar & Transfer Company, as Rights Agent.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CFW Communications Company
                                    (Registrant)


                                    By:      /s/  Warren C. Catlett
                                        -------------------------------------
                                        Warren C. Catlett
                                        Senior Vice President - Corporate
                                           Development




Date:  August 9, 2000

                                  EXHIBIT INDEX

        Exhibit
          No.            Description
        -------          -----------
          4.1 Amendment No. 1, dated July 11, 2000, to the Rights Agreement, dated as of February 26, 2000, between the Company and Registrar & Transfer Company, as Rights Agent.